                             FLORSHEIM GROUP INC.                    EXHIBIT 11

          STATEMENT RE COMPUTATION OF NET EARNINGS PER COMMON SHARE

                                                     Three Months    Three Months
                                                          Ended         Ended
                                                     June 29, 1996   June 28, 1997
                                                     -------------   -------------

Weighted average common shares during the period       8,346,051      8,346,051

Common shares issuable on exercise of stock options        -    (1)       -    (1)
                                                       ---------      ---------
Weighted average common and common equivalent shares
outstanding                                            8,346,051      8,346,051
                                                       =========      =========

(1) Common stock options were not included since the exercise of which would have had an antidilutive effect on the net loss per share.





                                                      Six Months      Six Months
                                                         Ended           Ended
                                                     June 29, 1996   June 28, 1997
                                                     -------------   -------------

Weighted average common shares during the period       8,346,051      8,346,051

Common shares issuable on exercise of stock options        -    (1)       -    (1)
                                                       ---------      ---------
Weighted average common and common equivalent shares
outstanding                                            8,346,051      8,346,051
                                                       =========      =========


(1) Common stock options were not included since the exercise of which would have had an antidilutive effect on the net loss per share.